Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com
FOR RELEASE: Thursday, Oct. 22, 2020
AMERICAN AIRLINES REPORTS THIRD-QUARTER 2020 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its third-quarter 2020 financial results, including:
•Third-quarter revenue of $3.2 billion, down 73% year-over-year on a 59% year-over-year reduction in total available seat miles (ASMs).
•Third-quarter pretax loss of $3.1 billion. Excluding net special items1, third-quarter pretax loss of $3.6 billion.
•Third-quarter net loss of $2.4 billion, or ($4.71) per share. Excluding net special items1, third-quarter net loss of $2.8 billion, or ($5.54) per share.
•Ended third quarter with approximately $13.6 billion of total available liquidity. In addition, in October, the company increased its loan capacity by $2 billion through the CARES Act loan program to $7.5 billion. With this increase, the company’s third-quarter pro forma liquidity balance is approximately $15.6 billion.
•Announced authorization to issue up to $1 billion of equity in an at-the-market offering to further bolster liquidity.

“During the third quarter, we took action to reduce our costs, strengthen our financial position, and ensure our customers return to travel with confidence,” said American Airlines Chairman and CEO Doug Parker. “The American Airlines team is doing a remarkable job taking care of our customers and each other during the most challenging time in our industry’s history.

“We have a long road ahead and our team remains fully engaged and focused not just on managing through the pandemic, but on making sure we are prepared for when demand returns. We are confident that the continued efforts of our team and the actions we have taken will drive customer confidence and strengthen our company for the future.”
Supporting team members, customers and communities
To ensure the safety and well-being of its team members and customers, American:
•Upgraded its Clean Commitment by adding the electrostatic spraying solution SurfaceWise®2 to its cleaning and safety program. SurfaceWise2 is approved by the EPA as the first-ever long-lasting product to help fight the spread of the novel coronavirus and it will be applied to American’s entire fleet in the coming months.
•Announced a preflight COVID-19 testing program to help reopen markets to travel. Testing options are now available to customers traveling to Hawaii and Costa Rica, with Jamaica and the Bahamas soon to follow.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

•Launched a new travel tool to help customers quickly see the current COVID-19 travel guidelines for domestic and international destinations.
•Continues to work with the Global Biorisk Advisory Council for GBAC STAR® Accreditation for its aircraft and lounges. American is the first airline to seek the accreditation and expects to receive the designation by the end of 2020.
To provide its customers additional flexibility, American:
•Eliminated change fees for most domestic and short-haul international flying. American will also allow customers to keep the full value of their original tickets if they change their plans prior to scheduled travel.
•Is giving customers the option to stand by on flights on the same day at no charge.
•Enhanced its Basic Economy product to give customers the ability to tailor their travel experience, including upgrades, Preferred and Main Cabin Extra seats, priority boarding, and same-day flight changes.
•Is allowing AAdvantage® elite members to apply their current travel benefits when purchasing a Basic Economy fare.
•Reopened additional Admirals Club lounges with enhanced cleaning and safety protocols as customers begin planning holiday travel.
To support the communities it serves, American:
•More than doubled its cargo-only flying from August to September and operated more than 1,900 flights serving 32 destinations during the third quarter. To date, these cargo flights have helped the airline’s customers move more than 85 million pounds of critical goods around the world amidst the COVID-19 outbreak. Through these efforts, the company’s cargo revenue was $207 million in the third quarter, effectively flat year-over-year on a 59% reduction in total ASMs.
•Donated more than 1 million pounds of food to fight hunger in communities around the world since the start of the pandemic. Through its partnership with Feeding America®, and other charitable organizations, American has contributed its surplus food to help provide meals to families in need throughout the U.S., Europe, Asia and Latin America.
Conserving cash
American continues to take aggressive action to reduce costs and preserve cash. The airline estimates that it has removed approximately $17 billion from its operating and capital budgets for 2020. This has been achieved primarily through cost savings resulting from reduced flying. The company also:
•Removed more than 150 aircraft from its fleet through early retirements or by placing aircraft into temporary storage. In addition to the previously announced retirements of the Boeing 757, Boeing 767, Embraer E190, Airbus A330-300, Bombardier CRJ-200 and certain other regional aircraft, the company recently decided to permanently retire all 15 of its Airbus A330-200 aircraft.
•Reached an agreement with Boeing to secure rights to defer deliveries of 18 737 MAX aircraft scheduled to be delivered in 2021 and 2022 to 2023 and 2024. The company also finalized a series of sale-leaseback transactions to finance its remaining Airbus A321 aircraft deliveries in 2021. As a result, the company now has financing secured for all of its planned deliveries through 2021.
•Made the difficult decision to proceed with furloughs to reduce headcount absent an extension of the CARES Act Payroll Support Program (PSP). In total, more than 20,000 team members have opted for an early out or long-term leave, and 19,000 team members were furloughed beginning Oct. 1. The company, along with its union partners, continues to aggressively fight for an extension of the PSP that would allow the airline to

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

bring back those furloughed employees and reinstate service to small- and medium-sized markets that have suffered without the extension of funds.
•Reduced its non-aircraft capital expense — by $700 million in 2020 and another $300 million in 2021 — through reductions in fleet modification work, the elimination of all new ground service equipment purchases, and pausing all noncritical facility investments and IT projects.
Bolstering liquidity
In addition to reducing its operating and capital expenditures, American continues to strengthen its liquidity position. The company:
•Finalized a $5.5 billion loan agreement with the U.S. Department of the Treasury through the CARES Act loan program. In October, the company increased its loan capacity through the program to $7.5 billion.
•Closed $1.2 billion of financing with Goldman Sachs Merchant Bank through two senior secured note transactions. American does not have any large non-aircraft debt maturities until its $750 million unsecured bonds mature in June 2022.
•Received the final payments of allotted PSP funds, including an incremental $168 million of previously unallocated funds identified by the Treasury Department.
•Announced authorization to issue up to $1 billion of equity in an at-the-market offering to further bolster liquidity.
•Reduced its daily cash burn rate2 to approximately $44 million per day in the third quarter from approximately $58 million per day in the second quarter. The company presently expects its fourth-quarter cash burn rate to be approximately $25 to $30 million per day.
•The company’s third-quarter pro forma liquidity balance is approximately $15.6 billion and it expects to end the fourth quarter with more than $13 billion in total available liquidity, which excludes any proceeds from the $1 billion at-the-market equity offering.
Demand and capacity outlook
American saw improvements in passenger demand and load factors during the third quarter, but both continue to be significantly below 2019 levels. The company will continue to match its forward capacity with observed bookings trends and currently expects its fourth-quarter system capacity to be down more than 50% year over year, with long-haul international capacity down approximately 75% year over year.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results call at 7:30 a.m. CDT today. The call will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Nov. 22.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $519 million of operating net special items during the third quarter 2020. Mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $871 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs or who were involuntarily furloughed starting Oct. 1, 2020, as a result of reductions to the company's operation due to COVID-19 and $742 million of fleet impairment charges. Regional operating special items, net totaled $224 million and principally includes the PSP financial assistance.
Third quarter 2020 nonoperating special items, net totaled $21 million and principally included net unrealized gains associated with certain equity investments.
2.A reconciliation of this calculation can be found in the tables that follow.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Forward looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended September 30,		Percent Change		9 Months Ended September 30,		Percent Change
	2020	2019			2020	2019
Operating revenues:
Passenger	$2,540	$10,995	(76.9)		$11,328	$31,663	(64.2)
Cargo	207	208	(0.4)		484	647	(25.1)
Other	426	708	(39.9)		1,497	2,145	(30.2)
Total operating revenues	3,173	11,911	(73.4)		13,309	34,455	(61.4)
Operating expenses:
Aircraft fuel and related taxes	453	1,989	(77.2)		2,065	5,710	(63.8)
Salaries, wages and benefits	2,705	3,219	(16.0)		8,384	9,509	(11.8)
Regional expenses:
Fuel	158	485	(67.4)		638	1,395	(54.2)
Depreciation and amortization	79	84	(6.4)		247	246	0.3
Other	677	1,364	(50.3)		2,753	3,941	(30.1)
Maintenance, materials and repairs	337	610	(44.7)		1,253	1,745	(28.2)
Other rent and landing fees	367	530	(30.8)		1,149	1,568	(26.7)
Aircraft rent	336	335	0.2		1,004	996	0.8
Selling expenses	70	424	(83.5)		418	1,194	(65.0)
Depreciation and amortization	498	499	(0.3)		1,557	1,469	6.0
Special items, net	(295)	228	nm	(1)	(657)	487	nm
Other	659	1,336	(50.7)		2,404	3,859	(37.7)
Total operating expenses	6,044	11,103	(45.6)		21,215	32,119	(33.9)
Operating income (loss)	(2,871)	808	nm		(7,906)	2,336	nm
Nonoperating income (expense):
Interest income	5	34	(84.9)		36	103	(64.9)
Interest expense, net	(340)	(284)	19.6		(851)	(830)	2.6
Other income (expense), net	111	(1)	nm		77	76	1.2
Total nonoperating expense, net	(224)	(251)	(10.8)		(738)	(651)	13.4
Income (loss) before income taxes	(3,095)	557	nm		(8,644)	1,685	nm
Income tax provision (benefit)	(696)	132	nm		(1,937)	413	nm
Net income (loss)	$(2,399)	$425	nm		$(6,707)	$1,272	nm

Earnings (loss) per common share:
Basic	$(4.71)	$0.96			$(14.76)	$2.85
Diluted	$(4.71)	$0.96			$(14.76)	$2.84
Weighted average shares outstanding (in thousands):
Basic	509,049	441,915			454,523	446,291
Diluted	509,049	442,401			454,523	447,139
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

American Airlines Group Inc.
Consolidated Operating Statistics
(Unaudited)

	3 Months Ended September 30,			Change	9 Months Ended September 30,			Change
	2020	2019			2020	2019
Mainline
Revenue passenger miles (millions)	14,789	57,426		(74.2)%	59,844	161,184		(62.9)%
Available seat miles (ASM) (millions)	25,562	66,330		(61.5)%	92,398	187,848		(50.8)%
Passenger load factor (percent)	57.9	86.6	(28.7)	pts	64.8	85.8	(21.0)	pts
Passenger enplanements (thousands)	14,217	40,511		(64.9)%	50,030	117,065		(57.3)%
Departures (thousands)	144	287		(49.6)%	478	837		(42.9)%
Aircraft at end of period (1)	848	940		(9.8)%	848	940		(9.8)%
Block hours (thousands)	406	898		(54.7)%	1,385	2,610		(46.9)%
Average stage length (miles)	1,094	1,234		(11.4)%	1,121	1,211		(7.5)%
Fuel consumption (gallons in millions)	377	981		(61.5)%	1,338	2,772		(51.7)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.20	2.03		(40.7)%	1.54	2.06		(25.1)%
Full-time equivalent employees at end of period	87,700	103,800		(15.5)%	87,700	103,800		(15.5)%

Regional (2)
Revenue passenger miles (millions)	3,332	7,448		(55.3)%	10,679	21,150		(49.5)%
Available seat miles (millions)	5,206	9,490		(45.1)%	17,550	26,968		(34.9)%
Passenger load factor (percent)	64.0	78.5	(14.5)	pts	60.8	78.4	(17.6)	pts
Passenger enplanements (thousands)	6,897	15,420		(55.3)%	21,656	44,265		(51.1)%
Aircraft at end of period (3)	533	612		(12.9)%	533	612		(12.9)%
Fuel consumption (gallons in millions)	122	228		(46.6)%	407	648		(37.2)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.30	2.13		(38.9)%	1.57	2.15		(27.1)%
Full-time equivalent employees at end of period (4)	22,800	28,100		(18.9)%	22,800	28,100		(18.9)%

Total Mainline & Regional
Revenue passenger miles (millions)	18,121	64,874		(72.1)%	70,523	182,334		(61.3)%
Available seat miles (millions)	30,768	75,820		(59.4)%	109,948	214,816		(48.8)%
Passenger load factor (percent)	58.9	85.6	(26.7)	pts	64.1	84.9	(20.8)	pts
Yield (cents)	14.01	16.95		(17.3)%	16.06	17.37		(7.5)%
Passenger revenue per ASM (cents)	8.25	14.50		(43.1)%	10.30	14.74		(30.1)%
Total revenue per ASM (cents)	10.31	15.71		(34.4)%	12.11	16.04		(24.5)%
Cargo ton miles (millions)	337	621		(45.8)%	949	1,889		(49.8)%
Cargo yield per ton mile (cents)	61.61	33.57		83.6%	51.05	34.24		49.1%

Passenger enplanements (thousands)	21,114	55,931		(62.3)%	71,686	161,330		(55.6)%
Aircraft at end of period (1) (3)	1,381	1,552		(11.0)%	1,381	1,552		(11.0)%
Fuel consumption (gallons in millions)	499	1,209		(58.7)%	1,745	3,420		(49.0)%
Average aircraft fuel price including related taxes (dollars per gallon)	1.23	2.05		(40.1)%	1.55	2.08		(25.4)%
Full-time equivalent employees at end of period	110,500	131,900		(16.2)%	110,500	131,900		(16.2)%

Operating cost per ASM (cents)	19.64	14.64		34.2%	19.30	14.95		29.1%
Operating cost per ASM excluding net special items (cents)	21.33	14.33		48.8%	20.17	14.72		37.0%
Operating cost per ASM excluding net special items and fuel (cents)	19.34	11.07		74.7%	17.72	11.41		55.2%
(1)Excludes 12 Boeing 737-800 mainline aircraft that are in temporary storage.
(2)Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 29 regional aircraft that are in temporary storage as follows: 13 Embraer 175, seven Embraer 140, six Embraer 145 and three Bombardier CRJ900 aircraft.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended September 30,				9 Months Ended September 30,
	2020	2019		Change	2020	2019		Change
Domestic (1)
Revenue passenger miles (millions)	16,508	41,951		(60.6)%	55,168	121,144		(54.5)%
Available seat miles (ASM) (millions)	26,284	48,821		(46.2)%	85,956	141,153		(39.1)%
Passenger load factor (percent)	62.8	85.9	(23.1)	pts	64.2	85.8	(21.6)	pts
Passenger revenue (dollars in millions)	2,296	7,814		(70.6)%	9,102	23,048		(60.5)%
Yield (cents)	13.91	18.63		(25.3)%	16.50	19.03		(13.3)%
Passenger revenue per ASM (cents)	8.74	16.00		(45.4)%	10.59	16.33		(35.1)%

Latin America (2)
Revenue passenger miles (millions)	1,133	7,615		(85.1)%	8,450	23,795		(64.5)%
Available seat miles (millions)	1,773	8,813		(79.9)%	11,541	28,177		(59.0)%
Passenger load factor (percent)	63.9	86.4	(22.5)	pts	73.2	84.4	(11.2)	pts
Passenger revenue (dollars in millions)	172	1,218		(85.8)%	1,386	3,829		(63.8)%
Yield (cents)	15.23	15.99		(4.8)%	16.41	16.09		1.9%
Passenger revenue per ASM (cents)	9.73	13.82		(29.6)%	12.01	13.59		(11.6)%

Atlantic
Revenue passenger miles (millions)	342	11,707		(97.1)%	4,716	26,513		(82.2)%
Available seat miles (millions)	1,827	13,914		(86.9)%	8,883	32,638		(72.8)%
Passenger load factor (percent)	18.7	84.1	(65.4)	pts	53.1	81.2	(28.1)	pts
Passenger revenue (dollars in millions)	56	1,596		(96.5)%	621	3,677		(83.1)%
Yield (cents)	16.22	13.64		19.0%	13.16	13.87		(5.1)%
Passenger revenue per ASM (cents)	3.04	11.47		(73.5)%	6.99	11.27		(38.0)%

Pacific
Revenue passenger miles (millions)	138	3,601		(96.2)%	2,189	10,882		(79.9)%
Available seat miles (millions)	884	4,272		(79.3)%	3,568	12,848		(72.2)%
Passenger load factor (percent)	15.6	84.3	(68.7)	pts	61.4	84.7	(23.3)	pts
Passenger revenue (dollars in millions)	16	367		(95.8)%	219	1,109		(80.3)%
Yield (cents)	11.28	10.20		10.6%	9.98	10.19		(2.0)%
Passenger revenue per ASM (cents)	1.76	8.59		(79.6)%	6.12	8.63		(29.0)%

Total International
Revenue passenger miles (millions)	1,613	22,923		(93.0)%	15,355	61,190		(74.9)%
Available seat miles (millions)	4,484	26,999		(83.4)%	23,992	73,663		(67.4)%
Passenger load factor (percent)	36.0	84.9	(48.9)	pts	64.0	83.1	(19.1)	pts
Passenger revenue (dollars in millions)	244	3,181		(92.3)%	2,226	8,615		(74.2)%
Yield (cents)	15.10	13.88		8.8%	14.49	14.08		2.9%
Passenger revenue per ASM (cents)	5.43	11.78		(53.9)%	9.28	11.70		(20.7)%
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.
Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
•Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
•Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
•Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
•Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
•Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure). Management uses total operating costs excluding net special items and aircraft fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items	3 Months Ended September 30,		Percent Change	9 Months Ended September 30,		Percent Change
	2020	2019		2020	2019
	(in millions, except per share amounts)			(in millions, except per share amounts)
Pre-tax income (loss) as reported	$(3,095)	$557		$(8,644)	$1,685
Pre-tax net special items:
Mainline operating special items, net (1)	(295)	228		(657)	487
Regional operating special items, net (2)	(224)	6		(309)	6
Nonoperating special items, net (3)	(21)	44		207	43
Total pre-tax net special items	(540)	278		(759)	536
Pre-tax income (loss) excluding net special items	$(3,635)	$835	nm	$(9,403)	$2,221	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$(3,095)	$557		$(8,644)	$1,685
Total operating revenues as reported	$3,173	$11,911		$13,309	$34,455
Pre-tax margin	-97.6%	4.7%		-64.9%	4.9%

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$(3,635)	$835		$(9,403)	$2,221
Total operating revenues as reported	$3,173	$11,911		$13,309	$34,455
Pre-tax margin excluding net special items	-114.6%	7.0%		-70.7%	6.4%

Reconciliation of Net Income (Loss) Excluding Net Special Items
Net income (loss) as reported	$(2,399)	$425		$(6,707)	$1,272
Net special items:
Total pre-tax net special items (1), (2), (3)	(540)	278		(759)	536
Net tax effect of net special items	121	(73)		165	(131)
Net income (loss) excluding net special items	$(2,818)	$630	nm	$(7,301)	$1,677	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$(2,818)	$630		$(7,301)	$1,677
Shares used for computation (in thousands):
Basic	509,049	441,915		454,523	446,291
Diluted	509,049	442,401		454,523	447,139
Earnings (loss) per share excluding net special items:
Basic	$(5.54)	$1.43		$(16.06)	$3.76
Diluted	$(5.54)	$1.42		$(16.06)	$3.75

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended September 30,		9 Months Ended September 30,
	2020	2019	2020	2019
	(in millions)		(in millions)
Operating income (loss) as reported	$(2,871)	$808	$(7,906)	$2,336
Operating net special items:
Mainline operating special items, net (1)	(295)	228	(657)	487
Regional operating special items, net (2)	(224)	6	(309)	6
Operating income (loss) excluding net special items	$(3,390)	$1,042	$(8,872)	$2,829

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$6,044	$11,103	$21,215	$32,119
Operating net special items:
Mainline operating special items, net (1)	295	(228)	657	(487)
Regional operating special items, net (2)	224	(6)	309	(6)
Total operating expenses, excluding net special items	6,563	10,869	22,181	31,626
Fuel:
Aircraft fuel and related taxes - mainline	(453)	(1,989)	(2,065)	(5,710)
Aircraft fuel and related taxes - regional	(158)	(485)	(638)	(1,395)
Total operating expenses, excluding net special items and fuel	$5,952	$8,395	$19,478	$24,521
	(in cents)		(in cents)
Total operating expenses per ASM as reported	19.64	14.64	19.30	14.95
Operating net special items per ASM:
Mainline operating special items, net (1)	0.96	(0.30)	0.60	(0.23)
Regional operating special items, net (2)	0.73	(0.01)	0.28	—
Total operating expenses per ASM, excluding net special items	21.33	14.33	20.17	14.72
Fuel per ASM:
Aircraft fuel and related taxes - mainline	(1.47)	(2.62)	(1.88)	(2.66)
Aircraft fuel and related taxes - regional	(0.51)	(0.64)	(0.58)	(0.65)
Total operating expenses per ASM, excluding net special items and fuel	19.34	11.07	17.72	11.41
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2020 third quarter mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $871 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs or who were notified in the third quarter of 2020 they were being involuntarily furloughed starting October 1, 2020, subsequent to the expiration of the PSP requirement against involuntary furloughs, as a result of reductions to the company's operation due to COVID-19 and $742 million of fleet impairment charges. The 2020 nine month period mainline operating special items, net principally included $3.7 billion of PSP financial assistance, offset in part by $1.5 billion of fleet impairment charges, $1.4 billion of salary and medical costs associated with the voluntary early retirement programs and involuntary furlough notifications discussed above and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.
Cash payments related to the special charges for salary and medical costs associated with the voluntary early retirement programs and involuntary furlough notifications discussed above were approximately $120 million and $170 million for the 2020 third quarter and nine month period, respectively.
Fleet impairment charges resulted from the company's decision to retire certain aircraft earlier than planned driven by the decline in air travel due to COVID-19. Aircraft retired include Airbus A330-200, Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 aircraft. The 2020 third quarter fleet impairment charges included a $709 million non-cash write-down of Airbus A330-200 aircraft and spare parts and $33 million in cash charges primarily for lease return and other costs. The 2020 nine month period fleet impairment charges included a $1.4 billion non-cash write-down of mainline aircraft and spare parts and $102 million in cash charges primarily for impairment of right-of-use assets and lease return costs.
The 2019 third quarter mainline operating special items, net principally included a $201 million non-cash impairment charge related to the retirement of the company's Embraer 190 fleet, $72 million of fleet restructuring expenses and $29 million of merger integration expenses, offset in part by a $53 million credit to reduce certain litigation reserves. The 2019 nine month period mainline operating special items, net principally included $232 million of fleet restructuring expenses, the $201 million non-cash fleet impairment charge discussed above and $106 million of merger integration expenses, offset in part by the $53 million credit to reduce certain litigation reserves.
(2)The 2020 third quarter regional operating special items, net primarily included $228 million of PSP financial assistance. The 2020 nine month period regional operating special items, net included $444 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $18 million of salary and medical costs associated with certain team members who opted in to voluntary early retirement programs or who were involuntarily furloughed starting October 1, 2020 as a result of reductions to the company's operation due to COVID-19.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

The fleet impairment charges principally included a non-cash write-down of regional aircraft and spare parts resulting from the company’s decision to retire certain aircraft earlier than planned driven by the decline in air travel due to COVID-19. Aircraft retired include certain Embraer 140 and Bombardier CRJ200 aircraft.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as charges associated with debt refinancings and extinguishments.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

Average Daily Cash Burn

The company's average daily cash burn is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the company's liquidity position and cash flows from its core operating performance. The company defines cash burn as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) CARES Act Payroll Support Program grant proceeds, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of our core operating performance.

This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP.

	3 Months Ended September 30, 2020	3 Months Ended June 30, 2020
	(in millions, except days in period)

Net cash used in operating activities	$(2,604)	$(908)
Net cash provided by (used in) investing activities	923	(6,799)
Net cash provided by financing activities	1,511	7,688

Adjustments:
CARES Act Payroll Support Program grant proceeds	(525)	(3,693)
Net purchases (proceeds from sale) of short-term investments and restricted short-term investments	(1,391)	6,608
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	(1,926)	(7,714)
Proceeds from issuance of equity	—	(1,525)
Prepayments of long-term debt	—	1,047
Other	—	—

Total cash burn (1)	$(4,012)	$(5,296)

Days in period	92	91

Average daily cash burn	$(44)	$(58)

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash burn for each of the three months ended September 30, 2020 and June 30, 2020, approximately $540 million and $505 million were cash payments for debt amortization, respectively, and approximately $120 million and $50 million were cash payments for salary and medical costs for our voluntary early retirement programs, respectively, totaling an equivalent of approximately $8 million per day and $6 million per day, respectively.

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash	$253	$280
Short-term investments	8,031	3,546
Restricted cash and short-term investments	508	158
Accounts receivable, net	1,135	1,750
Aircraft fuel, spare parts and supplies, net	1,633	1,851
Prepaid expenses and other	780	621
Total current assets	12,340	8,206

Operating property and equipment
Flight equipment	37,576	42,537
Ground property and equipment	9,451	9,443
Equipment purchase deposits	1,899	1,674
Total property and equipment, at cost	48,926	53,654
Less accumulated depreciation and amortization	(16,670)	(18,659)
Total property and equipment, net	32,256	34,995

Operating lease right-of-use assets	7,979	8,737

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,039	2,084
Deferred tax asset	2,425	645
Other assets	1,643	1,237
Total other assets	10,198	8,057
Total assets	$62,773	$59,995

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,710	$2,861
Accounts payable	1,077	2,062
Accrued salaries and wages	1,919	1,541
Air traffic liability	4,903	4,808
Loyalty program liability	2,051	3,193
Operating lease liabilities	1,736	1,708
Other accrued liabilities	2,188	2,138
Total current liabilities	16,584	18,311

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	30,076	21,454
Pension and postretirement benefits	6,310	6,052
Loyalty program liability	7,043	5,422
Operating lease liabilities	6,683	7,421
Other liabilities	1,605	1,453
Total noncurrent liabilities	51,717	41,802

Stockholders' equity (deficit)
Common stock	5	4
Additional paid-in capital	5,430	3,945
Accumulated other comprehensive loss	(6,476)	(6,331)
Retained earnings (deficit)	(4,487)	2,264
Total stockholders' deficit	(5,528)	(118)
Total liabilities and stockholders’ equity (deficit)	$62,773	$59,995

American Airlines Group Reports Third-Quarter 2020 Financial Results
Oct. 22, 2020

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	9 Months Ended September 30,
	2020	2019
Net cash provided by (used in) operating activities	$(3,680)	$3,215
Cash flows from investing activities:
Capital expenditures and aircraft purchase deposits	(1,810)	(3,129)
Proceeds from sale-leaseback transactions	433	629
Proceeds from sale of property and equipment	251	42
Purchases of short-term investments	(7,086)	(2,878)
Sales of short-term investments	2,603	2,524
Increase in restricted short-term investments	(317)	(2)
Other investing activities	(112)	(68)
Net cash used in investing activities	(6,038)	(2,882)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	11,564	3,550
Payments on long-term debt and finance leases	(3,018)	(2,835)
Proceeds from issuance of equity	1,527	—
Deferred financing costs	(132)	(51)
Treasury stock repurchases	(173)	(825)
Dividend payments	(43)	(135)
Net cash provided by (used in) financing activities	9,725	(296)
Net increase in cash and restricted cash	7	37
Cash and restricted cash at beginning of period	290	286
Cash and restricted cash at end of period (1)	$297	$323

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$253	$312
Restricted cash included in restricted cash and short-term investments	44	11
Total cash and restricted cash	$297	$323